                                                                    Exhibit 4.11


        THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY
          THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

    ______________________________________________________________________



                       OLD DOMINION ELECTRIC COOPERATIVE,

                                     GRANTOR


                                       TO

                     SUNTRUST BANK, (formerly Crestar Bank)

                                     TRUSTEE

                            ________________________


                          TENTH SUPPLEMENTAL INDENTURE
                          Dated as of November 1, 2000

                             ______________________


           Supplemental to the Indenture of Mortgage and Deed of Trust
                             dated as of May 1, 1992


    ______________________________________________________________________


                 A Mortgage of Both Real and Personal Property

THIS INSTRUMENT IS EXEMPT FROM RECORDATION TAX PURSUANT TO VIRGINIA CODE SECTION
  58.1-803.D. RECORDATION TAX HAS BEEN PAID IN THE OFFICE OF THE CLERK OF THE CIRCUIT COURT FOR HALIFAX COUNTY, VIRGINIA ON A SECOND SUPPLEMENTAL INDENTURE
                       RECORDED IN DEED BOOK 588, PAGE 1

                         TENTH SUPPLEMENTAL INDENTURE

                     SUNTRUST BANK (formerly Crestar Bank)

        THIS TENTH SUPPLEMENTAL INDENTURE, dated as of November 1, 2000 (the "Tenth Supplemental Indenture"), between Old Dominion Electric Cooperative, a Virginia power supply cooperative (the "Company"), whose mailing address and address of its chief executive office is Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and SunTrust Bank (formerly Crestar Bank), a Virginia banking corporation, as trustee (the "Trustee"), having its principal corporate trust office at 919 East Main Street, Corporate Trust Department, Richmond, Virginia 23219.

        WHEREAS , the Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992 (herein sometimes called the "Original Indenture"), to secure, as provided therein, its bonds (in the Original Indenture and herein called the "Bonds"), to be designated generally as its "First Mortgage Bonds", and to be issued in one or more series as provided in the Original Indenture;

        WHEREAS, the Original Indenture was recorded among the land records in the counties of Halifax, Louisa, Spotsylvania and Orange, Virginia, and a UCC Form 1 concerning the Original Indenture was recorded among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange;

        WHEREAS, the Company has heretofore executed and delivered a First Supplemental Indenture, dated as of August 1, 1992 (hereinafter the "First Supplemental Indenture"), its Second Supplemental Indenture dated as of December 1, 1992 (hereinafter called the "Second Supplemental Indenture"), its Third Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the "Third Supplemental Indenture"), its Fourth Supplemental Indenture, dated as of December 15, 1994 (hereinafter called the "Fourth Supplemental Indenture"), its Fifth Supplemental Indenture, dated as of February 29, 1996 (hereinafter called the "Fifth Supplemental Indenture"), its Sixth Supplemental Indenture, dated as of November 28, 1997, (hereinafter called the "Sixth Supplemental Indenture"), its Seventh Supplemental Indenture, dated as of November 1, 1998 (hereinafter called the "Seventh Supplemental Indenture"), its Eighth Supplemental Indenture, dated as of November 30, 1998 (hereinafter called the "Eighth Supplemental Indenture"), and its Ninth Supplemental Indenture, dated as of November 1, 1999 (hereinafter called the "Ninth Supplemental Indenture") supplementing the Original Indenture, each of which, with the exception of the Fourth Supplemental Indenture, provided for the creation of a new series of Bonds which subjected, or intended to subject, to the lien of the Original Indenture certain property described therein and was recorded among the land records for the counties of Halifax, Louisa, Spotsylvania and Orange, Virginia and among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange, Virginia, which recording offices will include the recording offices in which this Tenth Supplemental Indenture will be recorded;

        WHEREAS, pursuant to the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture, there have been executed, authenticated, delivered and issued and there are now outstanding First Mortgage Bonds of the series and in the principal amount as follows:


                                         Principal           Principal
                                            Amount              Amount
           Series                           Issued         Outstanding
           ------                           ------         -----------

7.27% First Mortgage                  $ 50,000,000        $          0
Bonds, 1992 Series A,
Due December 1, 1997

7.97% First Mortgage                   150,000,000          85,200,000
Bonds, 1992 Series A,
Due December 1, 2002

8.76% First Mortgage                   350,000,000         271,200,000
Bonds, 1992 Series A,
Due December 1, 2022

First Mortgage Bonds,                    1,203,638                   0
1992 Series B, Due
September 15, 1992

First Mortgage Bonds,                    1,203,637                   0
1992 Series B, Due
December 15, 1992

First Mortgage Bonds,                    1,203,637                   0
1992 Series B, Due
March 15, 1993

First Mortgage Bonds,                    1,203,638                   0
1992 Series B, Due
June 15, 1993

First Mortgage Bonds,                    1,203,638                   0
1992 Series B, Due
September 15, 1993

First Mortgage Bonds,                    1,203,637                   0
1992 Series B, Due
December 15, 1993

First Mortgage Bonds,                      392,375                   0
1992 Series B, Due
March 15, 1994

First Mortgage Bonds                       392,376                   0
1992 Series B, Due
June 15, 1994

First Mortgage Bonds                       392,376                   0
1992 Series B, Due
September 15, 1994

First Mortgage Bonds,                      392,376                   0
1992 Series B, Due
December 15, 1994

First Mortgage Bonds                       392,375                   0
1992 Series B, Due
March 15, 1995

First Mortgage Bonds,                      392,376                   0
1992 Series B, Due
June 15, 1995

First Mortgage Bonds                       392,376                   0
1992 Series B, Due
September 15, 1995

First Mortgage Bonds,                      392,376                   0
1992 Series B, Due
December 15, 1995

First Mortgage Bonds,                      392,375                   0
1992 Series B, Due
March 15, 1996

First Mortgage Bonds,                     392,376                   0
1992 Series B, Due
June 15, 1996

First Mortgage Bonds,                     392,376                   0
1992 Series B, Due
September 15, 1996

4.90% First Mortgage                    1,025,000                   0
Bonds, 1992 Series C,
Due December 1, 1997

First Mortgage Bonds,                     392,376                   0
1992 Series B, Due
December 15,1996

5.20% First Mortgage                    1,075,000                   0
Bonds, 1992 Series C,
Due December 1, 1998

5.40% First Mortgage                    1,130,000                   0
Bonds, 1992 Series C,
Due December 1, 1999

5.50% First Mortgage                    1,190,000           1,190,000
Bonds, 1992 Series C,
Due December 1, 2000

5.70% First Mortgage                    1,255,000           1,255,000
Bonds, 1992 Series C,
Due December 1, 2001

5.90% First Mortgage                    1,330,000           1,330,000
Bonds, 1992 Series C,
Due December 1, 2002

6.00% First Mortgage                    1,405,000           1,405,000
Bonds, 1992 Series C,
Due December 1, 2003

6.10% First Mortgage                    1,495,000           1,495,000
Bonds, 1992 Series C,
Due December 1, 2004

6.35% First Mortgage                   5,060,000           5,060,000
Bonds, 1992 Series C,
Due December 1, 2007

6.50% First Mortgage                  10,845,000          10,845,000
Bonds, 1992 Series C,
Due December 1, 2012

6.00% First Mortgage                  34,400,000           34,400,00
Bonds, 1992 Series C,
Due December 1, 2022

7.48% First Mortgage                 130,000,000         129,000,000
Bonds, 1993 Series A,
Due December 1, 2013

7.78% First Mortgage                 120,000,000         120,000,000
Bonds, 1993 Series A,
Due December 1, 2023

First Mortgage Bonds                  25,565,962                   0
1996 Series A, Due
February 28, 1997

First Mortgage Bonds                     581,032                   0
1996 Series B, Due
January 5, 1998

First Mortgage Bonds                  10,649,541          10,649,541
1996 Series B, Due
April 15, 2018

First Mortgage Bonds                  32,650,788          32,650,788
1996 Series B, Due
June 15, 2018

First Mortgage Bonds                  32,650,788          32,650,788
1996 Series B, Due
September 15, 2018

First Mortgage Bonds                  32,650,788          32,650,788
1996 Series B, Due
December 15, 2018

4.90% First Mortgage                     1,025,000           1,025,000
Bonds, 1997 Series A,
Due December 1, 2001

4.25% First Mortgage Bonds               1,075,000           1,075,000
1998 Series A, Due
December 1, 2002

4.25%First Mortgage Bonds                5,000,000           5,000,000
1998 Series B, Due
December 1, 2002

5.25%First Mortgage Bonds                1,130,000           1,130,000
1999 Series A, Due
December 1, 2002


        WHEREAS, in connection with the construction of a two-unit, coal-fired electric generating facility (the "Project") in Halifax County, Virginia (in which the Company has an undivided 50% interest), the Company installed certain solid waste disposal and sewerage facilities (the "Facilities"). Pursuant to a loan agreement dated as of December 1, 1992 (the "Loan Agreement"), between the Company and the Industrial Development Authority of Halifax County, Virginia (the "Authority"), the Authority assisted the Company with the financing of the Facilities by issuing its Exempt Facility Revenue Bonds (Old Dominion Electric Cooperative Project), Series 1992, in an aggregate principal amount of $60,210,000.00 (the "Series 1992 Tax-Exempt Bonds"). The Company's obligation to repay the loan from the Authority is evidenced by a new series of Bonds designated First Mortgage Bonds, 1992 Series C (the "1992 Series C Bonds");

        WHEREAS, pursuant to a Fourth Supplemental Loan Agreement dated as of November 17, 2000 (the "Fourth Supplemental Loan Agreement"), between the Authority and the Company, the Authority has agreed to issue a new series of refunding revenue bonds in an aggregate principal amount of $1,190,000 (the "Series 2000 Tax-Exempt Bonds") to refund the December 1, 2000, maturity of the Series 1992 Tax-Exempt Bonds. The Company's obligation to repay the loan from the Authority in connection with the Series 2000 Tax-Exempt Bonds shall be evidenced by a new series of Bonds to be designated First Mortgage Bonds, 2000 Series A (the "2000 Series A Bonds"), which will replace and refund the December 1, 2000, maturity of the 1992 Series C Bonds;

        WHEREAS, the Board of Directors of the Company has established the 2000 Series A Bonds and the Board of Directors of the Company has authorized an issue of One Million One Hundred Ninety Thousand and no/100 Dollars ($1,190,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue Additional Bonds provided for in the Original Indenture;

        WHEREAS, the Company desires to execute and deliver this Tenth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purposes, among others, of (i) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series (the Original Indenture, as heretofore and hereby supplemented and modified, being herein sometimes called the "Indenture"), and (ii) modifying the terms, provisions, restrictions or conditions of the Original Indenture;

        WHEREAS, Section 13.01 of the Original Indenture provides that, without the consent of the Holders of any of the Bonds at the time Outstanding, the Company, when authorized by a Board Resolution and the Trustee, may enter into supplemental indentures for the purposes and subject to the conditions set forth in said Section 13.01;

        WHEREAS, the Company proposes to modify the Original Indenture as provided in Section 13.01, and

        WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of (and premium, if any) and interest on the 2000 Series A Bonds, to make the 2000 Series A Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Tenth Supplemental Indenture has been in all respects duly authorized.

        NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds, to confirm the lien of the Original Indenture upon the Trust Estate mentioned therein including all property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Outstanding Secured Bonds are secured, and in consideration of the premises thereof and hereof and to modify the Original Indenture, the Company by these presents does grant, bargain, sell, alienate, remiss, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property) of the Company of the character described in the Granting Clauses of the Original Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all of those fee and leasehold interests in real property, if any, which may hereafter be constructed or acquired by it, but subject to all exceptions, reservations and matters of the character therein referred to, and expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted by Subdivisions A through K of "Excepted Property" in the

Original Indenture to the extent contemplated thereby, and all property heretofore released or otherwise disposed of pursuant to the provisions of the Original Indenture.

        PROVIDED, HOWEVER, that (i) if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under
Section 10.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Subdivisions A through G, inclusive, of "Excepted Property" in the Original Indenture then owned or thereafter acquired by the Company shall immediately, and, in the case of any Excepted Property described or referred to in Subdivisions H through J inclusive, of "Excepted Property" in the Original Indenture, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Original Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and (ii) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Original Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Original Indenture.

        The Company may, however, pursuant to Granting Clause Third of the Original Indenture, subject any Excepted Property to the lien of the Original Indenture, whereupon the same shall cease to be Excepted Property.

        TO HAVE AND TO HOLD all said property, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter (by Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining unto the Trustee and its successors and assigns forever.

        SUBJECT, HOWEVER, to (i) Permitted Encumbrances (as defined in Section
1.01 of the Original Indenture), (ii) to the extent permitted by Section 14.06 of the Original Indenture, as to property acquired since the date of execution of the Original Indenture, (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company, and (b) purchase money mortgages created by the Company at the time of acquisition thereof, and (iii) defects of title to and encumbrances on property described in Article IV of the First Supplemental Indenture.

        BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Bonds without any priority of any such Bond over any other such Bond and for the enforcement of the payment of such Bonds in accordance with their terms.

        UPON CONDITION that, until the happening of an Event of Default (as defined in Section 1.01 of the Original Indenture) and subject to the provisions of Article Six of the Original Indenture, the Company shall be permitted to possess and use the Trust Estate, except cash, securities and other personal property deposited, or required to be deposited, with the Trustee and to explore for, mine, extract and dispose of coal, ore, gas, oil and other minerals, to harvest standing timber and to receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

        AND IT IS HEREBY COVENANTED AND DECLARED that all the Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts set forth in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Bonds as follows:

                                   ARTICLE 1

      BONDS OF THE 2000 SERIES A AND CERTAIN PROVISIONS RELATING THERETO


        Section 1.01

        (A) Terms of the 2000 Series A Bonds. There be hereby established a series of Bonds, known as and entitled "First Mortgage Bonds, 2000 Series A" (hereinafter referred to as the "2000 Series A Bonds") and the form thereof shall be substantially as set forth in Section 1.01 (D). The aggregate principal amount of 2000 Series A Bonds which may be authenticated and delivered and outstanding at any one time is limited to One Million One Hundred Ninety Thousand and no/100 Dollars ($1,190,000). The Trustee is hereby appointed as Authenticating Agent for the 2000 Series A Bonds.

        The 2000 Series A Bonds shall be issuable in fully registered form without coupons and in denominations of $5,000 and integral multiples thereof. Each 2000 Series A Bond shall be dated the date of its issuance and delivery. The 2000 Series A Bonds shall bear interest from their date payable on June 1, 2001, and on each of June 1 and December 1 of each year thereafter at the rate of 5.125% per annum and shall mature, subject to prior redemption, on December 1, 2002.

        The 2000 Series A Bonds shall be issued to and registered in the name of the Authority and subsequently will be assigned by the Authority to the Bank of New York, as trustee (the "Tax-Exempt Bond Trustee") pursuant to that certain Indenture of Trust, dated as of December 1, 1992, between the Authority and the Tax-Exempt Bond Trustee (as supplemental and amended by that certain Fourth Supplemental Tax-Exempt Indenture of Trust, dated as of November 17, 2000, the "Tax-Exempt Indenture") and will secure the obligations of the Company under the Loan Agreement, as supplemented and amended by the Forth Supplemental Loan Agreement").

        The 2000 Series A Bonds shall be lettered "A". The principal and interest on the 2000 Series A Bonds shall be payable in lawful money of the United States of America to the registered owner of the 2000 Series A Bonds or its assignee in accordance with the provisions of the Fourth Supplemental Loan Agreement by wire transfer or other method acceptable to such registered owner or its assignee in funds which will be immediately available on the applicable principal and/or Interest Payment Date or Redemption Date. Interest on the 2000 Series A Bonds shall be payable without presentation of the 2000 Series A Bonds for payment. Payment of the principal or Redemption Price of any 2000 Series A Bond shall be made by the Company to the Tax-Exempt Bond Trustee upon presentation and surrender of such Bond to the Trustee.

        The Regular Record Date referred to in Section 3.09 of the Original Indenture for the payment of interest on the 2000 Series A Bonds shall be the fifteenth day (whether or not a business day) of the calendar month next preceding such Interest Payment Date.

      (B)      Extraordinary Optional Redemption of 2000 Series A Bonds.

               (i) The 2000 Series A Bonds are subject to extraordinary optional redemption by the Company in whole at any time at a Redemption Price equal to 100% of the principal amount of such 2000 Series A Bonds, together with accrued interest to the Redemption Date, upon the happening of any of the following events:

                    (a) Damage or destruction of the Facilities by fire or other casualty to such extent that, or loss of title to or use of substantially all of the Facilities as a result of the exercise of the power of eminent domain or failure of title which, in the opinion of both the Company (expressed in a certificate of an Officer of the Company) and an Engineer, both filed with the Trustee and the Tax-Exempt Bond Trustee and, that (1) the Facilities cannot be reasonably repaired, rebuilt or restored within a period of 12 months to their condition immediately preceding such damage or destruction, or (2) the Company is prevented from carrying on its normal operations at the Facilities for a period of 12 months; or

                    (b) A change in the Constitution of Virginia or of the United States of America or a legislative or administrative action (whether local, state or Federal) or a final decree, judgment or order of any court or administrative body (whether local, state or Federal) contested by the Company in good faith which causes (1) the Second Supplemental Loan Agreement or the 2000 Series A Bonds to become void or unenforceable or their performance in accordance with the intent and purpose of the parties as expressed therein to be impossible or (2) unreasonable burdens or excessive liabilities to be imposed on the Authority or the Company.

               (ii) The 2000 Series A Bonds are subject to extraordinary optional redemption by the Company in part on any Interest Payment Date at a Redemption Price equal to 100% of the principal amount of the 2000 Series A Bonds to be redeemed, together with accrued interest to the Redemption Date in the event of (i) damage or destruction to any part of the Facilities by fire or other casualty or (ii) loss of title to any part of the Facilities as a result of the exercise of eminent domain or failure of title, but only upon receipt by the Trustee and the Tax-Exempt Bond Trustee of the following:

                (a) A certificate of an Officer of the Company stating that there has been either (x) damage or destruction of the Facilities by fire or other casualty or (y) loss of title to any part of the Facilities as a result of the exercise of eminent domain or failure of title and that it is not in the best interest of the Company to rebuild such portion of the Facilities; and

                (b) An Opinion of Counsel stating that the use of the condemnation award or insurance proceeds resulting from such casualty or loss of title, for purposes other than (x) rebuilding, restoring or repairing the Facilities, or (y) redeeming the Series 2000 Tax-Exempt Bonds would cause the interest paid or payable on the Series 2000 Tax-Exempt Bonds (other than interest paid to any "substantial user" of the Facilities or "related person" as those terms are defined in Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code")) to be includable in the gross income of a holder of Series 2000 Tax-Exempt Bonds for Federal income tax purposes under the Code (or for Virginia state income tax purposes).

          (iii) To exercise its option to redeem the 2000 Series A Bonds, in whole under subsection (B)(i), above, or in part under subsection (B)(ii), above, the Company shall comply with the provisions of Article Seven of the Original Indenture, if applicable, and shall within 120 days after the event permitting its exercise, file the required documentation with the Trustee and the Tax-Exempt Bond Trustee and specify a date not more than 60 days thereafter for making such payments.

     (C) Mandatory Redemption of the 2000 Series A Bonds. The 2000 Series A Bonds are subject to mandatory redemption in whole as promptly as possible, but no later than 180 days after the occurrence of any Determination of Taxability, at a Redemption Price equal to 100% of the principal amount of the 2000 Series A Bonds to be redeemed plus interest accrued to the Redemption Date. For purposes of this paragraph, "Determination of Taxability" shall mean (i) any enactment or amendment of any applicable statute or regulation, or (ii) a final decree or judgment of any federal court, a final determination by the United States Internal Revenue Service or a final judgment or determination by any court or agency of the Commonwealth of Virginia, with the effect that interest paid or payable on the Series 2000 Tax-Exempt Bonds (other than interest paid to any "substantial user" of the Facilities or "related person" as those terms are defined in Section 147(a) of the Code) is or was includable in the gross income of a Series 2000 Tax-Exempt Bondholder for Federal income tax purposes under the Code (or for Virginia state income tax purposes). A Determination of Taxability does not include any tax upon interest payable on exempt facility bonds under
Section 142 of the Code and other statutes and regulations in effect on the date of issuance of the Series 2000 Tax-Exempt Bonds and does not include any change in tax rates. A Determination of Taxability will be deemed to have occurred on the date on which the Tax-Exempt Bond Trustee is first notified in writing of any such enactment, amendment, judgment, decree or determination.

        (D) Form of 2000 Series A Bonds. The 2000 Series A Bonds and the Trustee's authentication certificate to be executed on the Bonds of said series shall be substantially in the following form, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Bonds, as evidenced by their execution of such Bonds:

                          FORM OF 2000 SERIES A BONDS

           THIS FIRST MORTGAGE BOND, 2000 SERIES A, HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT OR IN RELIANCE UPON AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                       Old Dominion Electric Cooperative
                      First Mortgage Bond 2000 Series A,
                             Due December 1, 2002

         No.                                                 $ _________________


           Old Dominion Electric Cooperative, a Virginia power supply cooperative (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of ______________ Dollars on December 1, 2002, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date of this Bond or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing June 1, 2001, at the rate of _______% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined herein), be paid to the Person in whose name this Bond is registered on the date of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a business day), of the calendar month next proceeding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of

Bonds of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the provisions of the Indenture and acceptable to the Holder hereof.

        If any principal of or premium, if any, or interest on this Bond is not paid when due (whether at maturity, upon acceleration or call for redemption or otherwise), then the overdue installments of principal and, to the extent permitted by law, interest shall bear interest until paid at the interest rate borne by this Bond.

        The principal of and premium, if any, and interest on this Bond shall be payable in lawful money of the United States of America to the registered owner hereof in accordance with the provisions of the Loan Agreement (as defined herein) by wire transfer or other method acceptable to such registered owner in funds which will be immediately available on the applicable principal and/or interest payment date or redemption date. Interest on this Bond shall be payable without presentation hereof. Payment of the principal and premium, if any, on this Bond shall be made by the Company to the holder hereof upon presentation and surrender of such Bond to SunTrust Bank (formerly Crestar Bank), Richmond, Virginia, as trustee ("Trustee") under the Indenture.

        This Bond is one of a duly authorized issue of Bonds of the Company designated as its "First Mortgage Bonds" (herein called the "Bonds") issued and to be issued in one or more series (which may have varying terms) under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992 (herein called the "Indenture"), between the Company and the Trustee to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered. This Bond is issued pursuant to the Tenth Supplemental Indenture, dated as of November 1, 2000 ("Tenth Supplemental Indenture"), between the Company and the Trustee. The Bonds are being issued to refund the December 1, 2000, maturity of the Company's First Mortgage Bonds, 1992 Series C ("1992 Series C Bonds). The 1992 Series C Bonds were issued by the Company to repay a loan from the Industrial Development Authority of Halifax County, Virginia ("Authority") made to the Company from the proceeds of the Authority's $60,210,000 Exempt Facility Revenue Bonds (Old Dominion Electric Cooperative Project) Series 1992 ("1992 Tax-Exempt Bonds") for the purpose of acquiring, constructing and equipping certain solid waste and sewage disposal facilities ("Facilities") for the Company pursuant to the Loan Agreement, dated as of December 1, 1992 ("Loan Agreement"), between the Company and the Authority. The 1992 Tax-Exempt Bonds were issued pursuant to an Indenture of Trust, dated as of December 1, 1992 (as amended and supplemented "Tax-Exempt Indenture"), between the Authority and the Bank of New York, as trustee ("Tax-Exempt Bond Trustee"). Pursuant to a Fourth Supplemental Loan Agreement, dated as of November 17, 2000 ("Forth Supplemental Loan Agreement"), between the Authority and the Company and the Tax-Exempt Indenture, the Authority has issued its Exempt Facility Refunding Revenue Bonds (Old Dominion Electric

Cooperative Project), Series 2000 ("2000 Tax-Exempt Bonds") in the aggregate principal amount of $1,190,000, under that certain Forth Supplemental Tax-Exempt Indenture, dated as of November 17, 2000 ("Forth Supplemental Tax-Exempt Indenture"), between the Authority and the Tax-Exempt Trustee.

        If at any time the amount held by the Tax-Exempt Bond Trustee in the Bond Fund, as defined in the Tax-Exempt Indenture, should be sufficient to pay at the times required the principal of, and premium, if any, and interest on the 2000 Tax-Exempt Bonds then remaining unpaid and to pay all fees and expenses of the Tax-Exempt Bond Trustee accrued and to accrue through final payment of the 2000 Tax-Exempt Bonds, the Company shall not be obligated to make any further payments hereunder, except to the extent losses may be incurred in connection with investment of moneys in the Bond Fund.

        The Authority, by the execution of the Fourth Supplemental Tax-Exempt Indenture and the assignment form at the foot of this Bond ("Assignment"), is assigning this Bond and the payments thereon to the Tax-Exempt Trustee, acting pursuant to the Third Supplemental Tax-Exempt Indenture, as security for the 2000 Tax-Exempt Bonds. Payments of principal of, and premium, if any, and interest on this Bond shall be made directly to the Tax-Exempt Bond Trustee for the account of the Authority pursuant to such assignment and applied only to the principal of, and premium, if any, and interest on the 2000 Tax-Exempt Bonds. All obligations of the Company hereunder shall terminate when all sums due and to become due pursuant to the Fourth Supplemental Tax-Exempt Indenture, this Bond, the Fourth Supplemental Loan Agreement and the 2000 Tax-Exempt Bonds have been paid or provided for in full.

        The Bond is subject to extraordinary optional redemption by the Company in whole at any time at a Redemption Price equal to 100% of the principal amount of such Bonds, together with accrued interest to the Redemption Date, upon the happening of any of the following events:

               (a) Damage or destruction of the Facilities by fire or other casualty to such extent that, or loss of title to or use of substantially all of the Facilities as a result of the exercise of the power of eminent domain or failure of title which, in the opinion of both the Company (expressed in a certificate of an Officer of the Company) and an Engineer, both filed with the Trustee and the Tax-Exempt Bond Trustee, (1) the Facilities cannot be reasonably repaired, rebuilt or restored within a period of 12 months to their condition immediately preceding such damage or destruction, or (2) the Company is prevented from carrying on its normal operations at the Facilities for a period of 12 months; or

               (b) A change in the Constitution of Virginia or of the United States of America or a legislative or administrative action (whether local, state or Federal) or a final decree, judgment or order of any court or administrative body (whether local, state or Federal) contested by the Company in good faith which causes (1) the Second Supplemental Loan Agreement or the 2000 Tax-Exempt Bonds to become void or unenforceable or their performance in accordance with the intent and purpose of the parties as expressed therein to be impossible or (2) unreasonable burdens or excessive liabilities to be imposed on the Authority or the Company.

        The Bond is subject to extraordinary optional redemption by the Company in part on any Interest Payment Date at a Redemption Price equal to 100% of the principal amount of the Bonds to be redeemed, together with accrued interest to the Redemption Date in the event of (i) damage or destruction to any part of the Facilities by fire or other casualty or (ii) loss of title to any part of the Facilities as a result of the exercise of eminent domain or failure of title, but only upon receipt by the Trustee and the Tax-Exempt Bond Trustee of the following:

        (A) A certificate of an Officer of the Company stating that there has been either (x) damage or destruction of the Facilities by fire or other casualty or (y) loss of title to any part of the Facilities as a result of the exercise of eminent domain or failure of title and that it is not in the best interests of the Company to rebuild such portion of the Facilities; and

        (B) An opinion of counsel stating that the use of the condemnation award or insurance proceeds resulting from such casualty or loss of title, for purposes other than (x) rebuilding, restoring or repairing the Facilities, or
(y) redeeming the 2000 Tax-Exempt Bonds would cause the interest paid or payable on the 2000 Tax-Exempt Bonds (other than interest paid to any "substantial user" of the Facilities or "related person" as those terms are defined in Section 147(a) of the Internal Revenue Code of 1986, as amended, (the "Code")) to be includable in the gross income of a holder of the 2000 Tax-Exempt Bonds for federal income tax purposes under the Code (or for Virginia state income tax purposes).

        To exercise such right of extraordinary redemption in whole or in part, the Company shall comply with the provisions of Article Seven of the Indenture, if applicable, and shall within 120 days after the event permitting its exercise, file the required documentation with the Trustee and the Tax-Exempt Bond Trustee and specify a date not more than 60 days thereafter for making such payments.

        The Bonds are subject to mandatory redemption in whole as promptly as possible, but not later than 180 days after the occurrence of any Determination of Taxability (as defined in the Tax-Exempt Indenture) at a Redemption Price equal to 100% of the principal amount of the Bonds to be redeemed plus interest accrued to the Redemption Date.

        If the Bond is called for redemption, the Company has covenanted to cause notice of the call for redemption to be given to each Holder of the Bond to be redeemed at such Holder's address as the same shall last appear upon the Bond Register, by first class mail at least 35 and no more than 60 days prior to the Redemption Date.

        If an Event of Default with respect to the Bond shall occur and be continuing, the principal of the Bond may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Bonds under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of Bonds of all series at the time outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of Bonds at the time outstanding, on behalf of the Holders of all Bonds to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

        No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Bond at the times, places and rates, and in the coin or currency herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency maintained by the Bond Registrar in Richmond, Virginia, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of this series or authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Bonds of this series are issuable only in registered form without coupons in denominations of $5,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, but of the same maturity, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Bond for registration of transfer and subject to the Assignment, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           Unless the context suggest otherwise, all capitalized terms used herein and not otherwise defined shall have the same meaning assigned to them in the Indenture.

           IN WITNESS THEREOF, the Company has caused this Bond to be duly executed.

           Dated:   ______________________

                                                 OLD DOMINION ELECTRIC
                                                  COOPERATIVE

                                                 By: SPECIMAN
                                                    ---------
                                                       Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

           This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

                                                 SUNTRUST BANK
                                                 (formerly Crestar Bank), a
                                                 Virginia corporation, as
                                                 Trustee

                                            By:  SPECIMAN
                                                ---------
                                                   Authorized Signatory

                                  ASSIGNMENT


     The Industrial Development Authority of Halifax County, Virginia (the "Authority"), hereby irrevocably assigns without recourse the foregoing Bond to the Bank of New York, New York, New York (the "Tax-Exempt Bond Trustee"), as trustee, acting pursuant to a Fourth Supplemental Indenture of Trust dated as of November 17, 2000 (the "Forth Supplemental Tax-Exempt Indenture"), between the Authority and the Tax-Exempt Bond Trustee and hereby directs the Company, as the issuer of this Bond, to make all payments of principal of, premium and interest thereon directly to the Tax-Exempt Bond Trustee at its principal office in New York, New York, or at such other place as the Tax-Exempt Bond Trustee may direct in writing. Such assignment is made as security for the payment of the Authority's $1,190,000 Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project), Series 2000, issued pursuant to the Tax-Exempt Indenture.

                                        INDUSTRIAL DEVELOPMENT AUTHORITY OF
                                        HALIFAX COUNTY, VIRGINIA

                                        By: SPECIMAN
                                           --------------------
                                             Chairman

                                  ARTICLE II

           PRINCIPAL AMOUNT PRESENTLY OUTSTANDING TO BE OUTSTANDING

        Section 2.01 Principal Amount Presently To Be Outstanding. The total aggregate principal amount of Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be Seven Hundred Eighty Million, Four Hundred One Thousand, Nine Hundred-Five Dollars ($780,401,905), namely Three Hundred Fifty-six Million, Four Hundred Thousand Dollars ($356,400,000) principal amount of First Mortgage Bonds, 1992 Series A, Fifty-six Million, Nine Hundred Eighty Thousand Dollars ($56,980,000) principal amount of First Mortgage Bonds, 1992 Series C, Two Hundred Forty-Nine Million Dollars ($249,000,000) principal amount of First Mortgage Bonds, 1993 Series A, One Hundred Nine Million, One Hundred Eighty-Two Thousand, Nine Hundred Thirty-Seven Dollars ($108,601,905) principal amount of First Mortgage Bonds], 1996 Series B, One Million Twenty-Five Thousand Dollars ($1,025,000) principal amount of 1997 Series A Bonds, One Million Seventy-Five Thousand Dollars ($1,075,000) principal amount of 1998 Series A Bonds, Five Million Dollars ($5,000,000) principal amount of 1998 Series B Bonds and One Million One Hundred Thirty Thousand Dollars ($1,130,000) principal amount of 1999 Series A Bonds now issued, outstanding, and One Million One Hundred Ninety Thousand Dollars ($1,190,000) principal amount of 2000 Series A Bonds to be issued pursuant to this Tenth Supplemental Indenture upon compliance by the Company with the provisions of Section 5.01 and 5.02 and/or 5.03 and/or 5.04 of the Original Indenture.

                                  ARTICLE III

                                 MISCELLANEOUS

        Section 3.01. This Tenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Original Indenture shall be applicable to the 2000 Series A Bonds to the same extent as if specifically set forth herein. All capitalized terms used in this Tenth Supplemental Indenture shall be taken to have the same meanings as in the Original Indenture, except in cases where the context clearly indicates otherwise.

        Section 3.02. All recitals in this Tenth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

        Section 3.03. Whenever in this Tenth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Ten and Twelve of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Tenth Supplemental Indenture contained by or an behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

        Section 3.04. Nothing in this Tenth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Bonds, any right, remedy or claim under or by reason of this Tenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Tenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Bonds.

        Section 3.05. This Tenth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

        Section 3.06. Although this Tenth Supplemental Indenture is dated for convenience and for the purpose of reference as of November 1, 2000, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

        Section 3.07. To the extent permitted by applicable law, this Tenth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company, as debtor, is Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and the mailing address of the Trustee, as secured party, is SunTrust Bank (formerly Crestar Bank), Attention: Corporate Trust Administration, 919 East Main Street, Richmond, Virginia 23219.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

           IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.


Company:                            OLD DOMINION ELECTRIC COOPERATIVE
Innsbrook Corporate Center
4201 Dominion Boulevard
Glen Allen, Virginia 23060
                                    By: ____________________________
                                        Name:  Daniel M. Walker
                                        Title: Vice President of
                                               Accounting and Finance

                                    SUNTRUST BANK
Trustee:                            (formerly Crestar Bank)
919 East Main Street
Corporate Trust Department
Richmond, Virginia 23219
                                    By: ____________________________
                                        Name: J. Lee Judy
                                        Title: Senior Vice President

                                ACKNOWLEDGMENT

COMMONWEALTH OF VIRGINIA               )
                                       )
CITY/COUNTY OF_____________________    )


     The foregoing instrument was acknowledged before me this _____ day of November, 2000, by Daniel M. Walker, the Senior Vice President of Old Dominion Electric Cooperative, a Virginia power supply cooperative.

                                       ____________________________________
                                                 Notary Public

My Commission expires:  _____________________


                                ACKNOWLEDGMENT

COMMONWEALTH OF VIRGINIA               )
                                       )
CITY/COUNTY OF_____________________    )


     The foregoing instrument was acknowledged before me this _____ day of November, 2000, by J. Lee Judy, the Senior Vice President of SunTrust Bank (formerly Crestar Bank), a Virginia banking corporation, on behalf of the Bank.

                                       ____________________________________
                                                 Notary Public

My Commission expires:  _____________________